Exhibit 10.1

DayStar Technologies, Inc. 1010 South Milpitas Boulevard Milpitas, CA 95035 Phone: 1.408.582-7100 Fax: 1.408-907-4637 http://www.daystartech.com

February 23, 2011

Mr. Magnus Ryde

Re: Separation Agreement and General Release

Dear Magnus:

As we previously discussed, your resignation from DayStar Technologies, Inc. (hereinafter referred to as “the Company”) and any of its parent, subsidiary, related or affiliated companies, will be effective on February 28, 2011, at 5:00 p.m. (“Termination Date”). The Company is interested in handling your separation from employment with the Company in an amicable manner. This Separation Agreement and General Release (“Agreement”) sets forth the terms and conditions of your separation of employment.

The payments or equity compensation you may receive whether or not you enter into this Agreement are described in Paragraph 1. However, you will not be eligible for the payments and benefits set forth in Paragraph 2 below unless you sign this Agreement and return it to the Company. You may be eligible for certain unemployment compensation benefits.

You may consider for twenty-one (21) days from the date you receive this Agreement whether you wish to sign it (you do not need to take 21 days, but you have the right if you so choose). You will also have seven days after you sign the Agreement to revoke it if you so choose. You are encouraged to review this Agreement with your attorney.

1. General Terms of termination whether or not you sign this Agreement.

(a) Payment for all accrued and unpaid wages up through and including February 28, 2011.

Magnus Ryde

February 23, 2011

(b) Payment for accrued but unused paid time off up through and including February 28, 2011.

(c) You will be reimbursed for any reasonable and necessary business expenses related to your employment that you incurred on or before February 28, 2011, in accordance with, and subject to, the Company’s regular policies regarding reimbursement of expenses and the documentation required.

(d) Though you are entitled to receive the payments in paragraphs (a), (b), and(c) above by check, you have elected to receive payment by the issuance of common stock of the Company priced at the closing price of the Company’s common stock on the date of this Agreement. Such stock will be freely tradable 90 days after February 28, 2011, and prior to that time may only be sold pursuant to Rule 144 of the Securities Act of 1933, as amended. For the avoidance of doubt, we agree that the aggregate payment due in respect of paragraphs (a) and (b) above is $200,000.00.

(e) You will retain all equity awards that have vested on or before February 28, 2011. Your stock options are subject to the modified conditions as set forth below in Paragraph 2, provided you provide the requested release.

(f) You will retain any and all protection under your indemnification agreement for any claims or actions that are related to your activities during your employment with the Company through February 28, 2011.

(g) You remain legally bound by and must comply with the terms, conditions and restrictions of the confidentiality provisions of your Employment Contract.

(h) You are required to comply with Paragraphs 6, 7, and 8 below.

2. Payment if you enter into this Agreement. If you: (i) execute this Agreement, agreeing to be bound by all of its terms; and (ii) comply with your obligations under this Agreement; and (iii) do not revoke this Agreement within seven days of executing it:

(a) The Company further agrees to extend the exercise period for all of your options to February 28, 2012.

3. In order to receive the extension of the termination date of your stock options you will need to submit a signed copy of this Agreement within 21 days of receiving it, i.e. no later than 5:00 PM PST on March 18, 2011.

Magnus Ryde

February 23, 2011

(a) In exchange for the consideration described in Paragraph 2(a) and (b), which you shall receive if you comply with the terms and conditions described in Paragraph 2 above, you release and forever discharge, to the maximum extent permitted by law, the Company and each of the other “Releasees” as defined below, from any and all claims, causes of action, complaints, lawsuits or liabilities of any kind arising in any way out of your employment or the cessation of your employment with the Company and/or any of its parent, subsidiary, related and/or affiliated companies (collectively “Claims”) which you, your heirs, agents, administrators or executors have or may have against the Company or any of the other Releasees, including but not limited to:

(i) any Claims having anything to do with your employment with the Company and/or any of its parent, subsidiary, related and/or affiliated companies, and you specifically agree that this Agreement supersedes and replaces any and all employment agreements (whether written, oral or implied) between you and the Company;

(ii) any Claims having anything to do with the cessation of your employment with the Company and/or any of its parent, subsidiary, related and/or affiliated companies;

(iii) any Claims for unpaid or withheld wages, severance, benefits, bonuses, commissions, incentive payments, stock or stock options, and/or other compensation of any kind (except those set forth in this Agreement);

(iv) any Claims for reimbursement of expenses of any kind (except those set forth in this Agreement);

(v) any Claims for attorneys’ fees or costs;

(vi) any Claims under the Employee Retirement Income Security Act (“ERISA”);

(vii) any Claims of discrimination and/or harassment based on age, sex, race, religion, color, creed, disability, handicap, citizenship, national origin, ancestry, sexual orientation, or any other factor protected by Federal, State or Local law as enacted or amended (such as the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621 et. seq., Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the New York Human Rights Law, the Delaware Discrimination in Employment Act and the California Fair Employment and Housing Act) and any Claims for retaliation under any of the foregoing laws;

Magnus Ryde

February 23, 2011

(viii) any Claims regarding leaves of absence, including, but not limited to, any claims under the Family and Medical Leave Act and the California Family Rights Act;

(ix) any Claims under the National Labor Relations Act;

(x) any Claims under the Sarbanes-Oxley Act;

(xi) any Claims under the California State Constitution;

(xii) any Claims for violation of public policy;

(xiii) any Claim for workers’ compensation or unemployment benefits;

(xiv) any whistleblower or retaliation Claims;

(xv) any Claims for emotional distress or pain and suffering; and/or

(xvi) any other statutory, regulatory, common law or other Claims of any kind, including, but not limited to, Claims for breach of contract or any implied covenant of good faith and fair dealing, libel, slander, fraud, wrongful discharge, promissory estoppel, equitable estoppel and misrepresentation.

(b) The term “Releasees” includes: the Company and any parent, subsidiary, related or affiliated companies of the Company, and each of their past and present employees, officers, directors, attorneys, owners, partners, insurers, benefit plan fiduciaries and agents, and all of their respective successors and assigns.

(c) It is important that you understand that this General Release includes all Claims known or unknown by you, those that you may have already asserted or raised as well as those that you have never asserted or raised.

(d) Unknown or Unanticipated Claims. There is a risk that, subsequent to the execution of this Agreement, you will incur or suffer loss, damages or injuries which are in some way encompassed by the General Release in Paragraph 3 above, but which are unknown and unanticipated at the time this Agreement is signed. By signing this Agreement, you assume that risk, and waive any and all rights under California Civil Code Section 1542, or any comparable statute or rule of law. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Magnus Ryde

February 23, 2011

4. Non-Released Claims. The General Release in Paragraph 3 above does not apply to:

(a) Any Claims for vested benefits under any Company 401(k) plan;

(b) Any Claims to require the Company to honor its commitments set forth in this Agreement;

(c) Any Claims to interpret or to determine the scope, meaning or effect of this Agreement;

(d) Any Claims arising after you have signed this Agreement. For purposes of clarity, it is expressly agreed and understood that the General Release applies to all Claims relating to or arising out of your termination of employment.

Finally, the General Release does not prevent you from contacting or filing a charge with any federal, state or local government agency or commission. However, the General Release does prevent you, to the maximum extent permitted by law, from obtaining any monetary or other personal relief for any of the Claims you have released in Paragraph 3.

5. Adequacy of Consideration. You acknowledge and agree that the Company’s obligations under Paragraph 2 above:

(a) are not required by any policy, plan or prior agreement;

(b) constitute adequate consideration to support your General Release in Paragraph 3 above;

(c) fully compensate you for the Claims you are releasing; and

(d) constitute consideration beyond that which you would be entitled to receive if you did not sign this Agreement.

For purposes of this paragraph, “consideration” means something of value to which you are not already entitled.

Magnus Ryde

February 23, 2011

6. Prohibition on Your Using or Disclosing Certain Information. Regardless of whether you sign this Agreement, you are prohibited from using or disclosing confidential and/or proprietary information which you acquired in the course of your employment with the Company and which is not generally known by or readily accessible to the public. In particular, and by way of example only, such confidential and/or proprietary information cannot be disclosed to any customer, competitor or any other entity with which the Company or any of the Releasees does business or competes for business. This confidential and/or proprietary information includes, but is not limited to: financial data, prices, costs, bids, estimates, sales data; plans, blueprints, drawings and project descriptions; legal, accounting, marketing and business plans, strategies and techniques; trade secrets and other formulas; the identity of the Company’s customers/clients, suppliers, vendors or potential customers/clients; all human resources information; Company’s business plan, financial information, and financing strategies; current and future prospects; product and opportunity development; technical and scientific information; customers, and other information not generally known by or readily accessible to the public. Confidential and/or proprietary information does not include information which is generally known by or readily accessible to the public.

If you are compelled by subpoena or other legal process to testify or provide information that may be prohibited from disclosure under this Agreement, you shall immediately notify the Company’s CEO in writing via fax or overnight mail addressed to his attention at the Company’s headquarters and provide a copy of the subpoena and/or other applicable documents.

7. Company Property and Documents. Regardless of whether you sign this Agreement, and as a condition of receiving the payments set forth in Paragraph 2 above, you must return to me, retaining no copies or excerpts, all Company property, equipment, keys, cell phones, documents (hard copy or electronic), forms, correspondence, computer programs, hardware, software, memos, disks, DVDs, etc.

8. Prohibition on Insider Trading. Regardless of whether you sign this Agreement, you are reminded of your obligations under our Insider Trading policy, which continue after the cessation of your employment and we have attached. Insider Trading is broadly defined by the Securities and Exchange Commission and we encourage you to seek legal counsel if you have any questions regarding your trading activities.

9. Confidentiality of this Agreement. You agree that, at all times, the existence, terms and conditions of this Agreement will be kept secret and confidential and will not be disclosed voluntarily to any third party, except: (i) to your spouse, if applicable, (ii) to the extent required by law; (iii) in connection with any Claim to enforce, interpret or determine the scope, meaning, or effect of the Agreement; or (iv) to obtain confidential legal, tax or financial advice with respect thereto.

Magnus Ryde

February 23, 2011

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

11. Statement of Non-Admission. Nothing in this Agreement is intended as or shall be construed as an admission or concession of liability or wrongdoing by you, the Company or any other Releasee as defined above. Rather, the proposed Agreement is being offered for the sole purpose of resolving cooperatively and amicably any and all possible disputes between the parties.

12. Prohibition on Negative Comments. You agree that you will not make any negative comments or disparaging remarks, in writing, orally or electronically, about the Company or any other Releasee and their respective owners, managers, officers, Boards of Directors, employees, agents, fiduciaries, businesses, products or services. Nothing in this paragraph shall be interpreted to restrict your or their right and/or obligation: (i) to testify truthfully in any forum; and/or (ii) to contact, provide information to and/or cooperate with any government agency or commission.

13. Interpretation of Agreement. Nothing in this Agreement is intended to violate any law or shall be interpreted to violate any law. If any paragraph or part or subpart of any paragraph in this Agreement or the application thereof is construed to be overbroad and/or unenforceable, then the court making such determination shall have the authority to narrow the paragraph or part or subpart of the paragraph as necessary to make it enforceable and the paragraph or part or subpart of the paragraph shall then be enforceable in its/their narrowed form. Moreover, each paragraph or part or subpart of each paragraph in this Agreement is independent of and severable (separate) from each other. In the event that any paragraph or part or subpart of any paragraph in this Agreement is determined to be legally invalid or unenforceable by a court and is not modified by a court to be enforceable, the affected paragraph or part or subpart of such paragraph shall be stricken from the Agreement, and the remaining paragraphs or parts or subparts of such paragraphs of this Agreement shall remain in full, force and effect.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior representations, agreements, written or oral, expressed or implied, except for your obligations under your Non-Disclosure Agreement, a copy of which is attached, and which survive the cessation of your employment and are incorporated herein by reference. You agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

Magnus Ryde

February 23, 2011

15. Acknowledgement. You acknowledge and agree that, subsequent to the cessation of your employment, you shall not be eligible for any payments from the Company or Company-paid benefits, except as expressly set forth in this Agreement. You also acknowledge and agree that you have been paid for all time worked and have received all other compensation owed to you.

16. Representation and Warranty. As an express term and condition of this Agreement, you represent and warrant that you have complied with your Non-Disclosure Agreement in its entirety through the date of your execution of this Agreement.

17. Headings. The headings contained in this Agreement are for convenience of reference only and are not intended, and shall not be construed, to modify, define, limit, or expand the intent of the parties as expressed in this Agreement, and they shall not affect the meaning or interpretation of this Agreement.

18. Days. All references to a number of days throughout this Agreement refer to calendar days.

19. Representations. You agree and represent that:

(a) You have read carefully the terms of this Agreement, including the General Release;

(b) You have had an opportunity to and have been encouraged to review this Agreement, including the General Release, with an attorney;

(c) You understand the meaning and effect of the terms of this Agreement, including the General Release;

(d) You are not otherwise entitled to the payments or benefits described in Paragraph 2 of this Agreement;

(e) You were given twenty-one days to determine whether you wished to sign this Agreement, including the General Release;

(f) Your decision to sign this Agreement, including the General Release, is of your own free and voluntary act without compulsion of any kind;

(g) No promise or inducement not expressed in this Agreement has been made to you;

(h) You understand that you have seven days following execution of this Agreement to revoke it in writing; and

(i) You have adequate information to make a knowing and voluntary waiver.

Magnus Ryde

February 23, 2011

20. Offer Expiration Date. As noted above, you have twenty-one days of receiving it and promptly return it to the Company by 5:00 PM PST, March     , 2011, then this offer is withdrawn and

If you agree with the all of the terms of this Agreement, please sign below, indicating that you understand, agree with and intend to be legally bound by this Agreement, including the General Release, and return the signed Agreement to me.

We wish you the best in the future.

Sincerely,

DayStar Technologies, Inc.

/s/ Peter Lacey
By:	Peter Lacey
Chairman - DSTI Board Of Directors

I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

I declare under penalty of perjury under the laws of the State of California that the statements made in this Agreement are true and correct:

/s/ Magnus Ryde
Magnus Ryde

February 24, 2011
Date

/s/ Illegible
Witness